HOME HOLDINGS INC.,

                                     ISSUER


                                       AND


                            WILMINGTON TRUST COMPANY,

                                     TRUSTEE


                                -----------------

                                    INDENTURE


                          DATED AS OF ________ __, 1998


                                ----------------


                                  315,000 UNITS


                                 EARN OUT NOTES

                              CROSS-REFERENCE TABLE


Trust Indenture Act Section           Indenture Section
---------------------------           -----------------

       310(a)(1)                             7.10
          (a)(2)                             7.10
          (a)(3)                             N.A.
          (a)(4)                             N.A.
          (b)                                7.8, 7.10, 10.2
          (c)                                N.A.
       311(a)                                7.11
          (b)                                7.11
          (c)                                N.A.
       312(a)                                2.5
          (b)                                10.3
          (c)                                10.3
       313(a)                                7.6
          (b)(1)                             N.A.
          (b)(2)                             7.6
          (c)                                7.6, 10.2
          (d)                                7.6
       314(a)                                3.2, 10.2
          (b)                                N.A.
          (c)(1)                             10.4
          (c)(2)                             10.4
          (c)(3)                             N.A.
          (d)                                N.A.
          (e)                                10.5
          (f)                                N.A.
       315(a)                                7.1(b)
          (b)                                7.5, 10.2
          (c)                                7.1(a)
          (d)                                7.1(c)
          (e)                                6.11
       316(a)(last sentence)                 2.9
          (a)(1)(A)                          6.5
          (a)(1)(B)                          6.4
          (a)(2)                             N.A.
          (b)                                6.7
       317(a)(1)                             6.8
          (a)(2)                             6.9
          (b)                                2.4
       318(a)                                10.1


"N.A." means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I           DEFINITIONS AND INCORPORATION
                    BY REFERENCE............................................  1
      Section 1.1   Definitions.............................................  1
      Section 1.2   Other Definitions.......................................  4
      Section 1.3   Incorporation by Reference of Trust Indenture Act.......  4
      Section 1.4   Rules of Construction...................................  4

ARTICLE II          THE NOTES...............................................  5
      Section 2.1   Form and Dating.........................................  5
      Section 2.2   Execution and Authentication............................  5
      Section 2.3   Registrar and Paying Agent..............................  6
      Section 2.4   Paying Agent to Hold Money in Trust.....................  6
      Section 2.5   Noteholder Lists........................................  6
      Section 2.6   Transfer and Exchange...................................  7
      Section 2.7   Replacement Notes.......................................  7
      Section 2.8   Outstanding Notes.......................................  7
      Section 2.9   Treasury Notes..........................................  7
      Section 2.10  Temporary Notes.........................................  8
      Section 2.11  CUSIP Numbers...........................................  8

ARTICLE III         COVENANTS...............................................  8
      Section 3.1   Payment of Notes........................................  8
      Section 3.2   Commission Reports; Reports to Noteholders..............  8
      Section 3.3   Compliance Certificate..................................  9
      Section 3.4   [Reserved].............................................. 10
      Section 3.5   Corporate Existence..................................... 10
      Section 3.6   Covenant of Good Faith.................................. 10

ARTICLE IV          SUCCESSORS.............................................. 10
      Section 4.1   When Company May Merge, etc............................. 10
      Section 4.2   Successor Corporation Substituted....................... 10

ARTICLE V           [RESERVED].............................................. 11

ARTICLE VI          DEFAULTS AND REMEDIES................................... 11
      Section 6.1   Events of Default....................................... 11
      Section 6.2   [Reserved].............................................. 12
      Section 6.3   Remedies................................................ 12
      Section 6.4   Waiver of Past Defaults................................. 12

                                                                            Page
                                                                            ----

      Section 6.5   Control by Majority..................................... 12
      Section 6.6   Limitation on Suits..................................... 12
      Section 6.7   Rights of Holders to Receive Payment.................... 13
      Section 6.8   Collection Suit by Trustee.............................. 13
      Section 6.9   Trustee May File Proofs of Claim........................ 13
      Section 6.10  Priorities.............................................. 14
      Section 6.11  Undertaking for Costs................................... 14
      Section 6.12  Waiver of Stay or Extension Laws........................ 14

ARTICLE VII         TRUSTEE................................................. 14
      Section 7.1   Duties of Trustee....................................... 14
      Section 7.2   Rights of Trustee....................................... 16
      Section 7.3   Individual Rights of Trustee............................ 16
      Section 7.4   Trustee's Disclaimer.................................... 16
      Section 7.5   Notice of Defaults...................................... 16
      Section 7.6   Reports by Trustee to Holders........................... 16
      Section 7.7   Compensation and Indemnity.............................. 17
      Section 7.8   Replacement of Trustee.................................. 17
      Section 7.9   Successor Trustee by Merger, etc........................ 18
      Section 7.10  Eligibility; Disqualification........................... 18
      Section 7.11  Preferential Collection of Claims Against Company....... 19

ARTICLE VIII        [RESERVED].............................................. 19

ARTICLE IX          AMENDMENTS AND WAIVERS.................................. 19
      Section 9.1   Without Consent of Holders.............................. 19
      Section 9.2   With Consent of Holders................................. 19
      Section 9.3   Compliance with Trust Indenture Act..................... 20
      Section 9.4   Revocation and Effect of Consents....................... 20
      Section 9.5   Notation on or Exchange of Notes........................ 21
      Section 9.6   Trustee To Sign Amendments, Etc......................... 21

ARTICLE X           MISCELLANEOUS........................................... 21
      Section 10.1  Trust Indenture Act Controls............................ 21
      Section 10.2  Notices................................................. 21
      Section 10.3  Communications by Holders with Other Holders............ 22
      Section 10.4  Certificate and Opinion as to Conditions Precedent...... 22
      Section 10.5  Statements Required in Certificate or Opinion........... 23
      Section 10.6  Rules by Trustee and Agents............................. 23
      Section 10.7  Legal Holidays.......................................... 23
      Section 10.8  No Recourse Against Others.............................. 24
      Section 10.9  Duplicate Originals..................................... 24
      Section 10.10 Governing Law........................................... 24
      Section 10.11 No Adverse Interpretation of Other Agreements........... 24
      Section 10.12 Successors.............................................. 24

                                                                            Page
                                                                            ----
      Section 10.13 Severability............................................ 24

                  INDENTURE dated as of ________ __, 1998 between HOME HOLDINGS INC., a Delaware corporation, as issuer (the "Company") and WILMINGTON TRUST COMPANY, a Delaware banking and trust company, as trustee (the "Trustee").

                  WHEREAS, the Notes (as defined below) have the benefit of the security interest granted under the Assignment and Security Agreement dated June ___, 1998, made by the Company in favor of ________, as collateral agent for holders of the Notes.


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's Earn Out Notes (the "Notes"):

                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  Section 1.1 Definitions. As used in this Indenture, the following terms shall have the following meanings:

                  "Affiliate" means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means Capital Stock of the Company.

                  "Company" means Home Holdings Inc. until a successor replaces it and thereafter means the successor.

                  "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "Effective Date" means the date on which the Plan becomes effective.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" or "Noteholder" means a Person in whose name a Note is registered.

                  "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time.

                  "Notes" means the Notes described above and issued under this Indenture.

                  "Noteholder" or "Holder" means a Person in whose name a Note is registered.

                  "Officer" means the Chairman of the Board of Directors, any President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company or of any other obligor upon the Notes, as the case may be. One of the Officers signing an Officers' Certificate pursuant to Section 3.3 shall be the Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any other obligor upon the Notes or the Trustee.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means the Plan of Reorganization of the Company filed on January 15, 1998, under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss. 101 et seq., Case No. 98 B 40319 (JHG).

                  "Subsidiary" of a Person means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned or controlled, directly or indirectly, by such Person or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture except as provided in Section 9.3 hereof.


                  "Trustee" means Wilmington Trust Company until a successor replaces it and thereafter means the successor.


                  "Trust Officer" means any officer or assistant officer of the corporate trust administration department of the Trustee or otherwise assigned by the Trustee to administer its corporate trust matters.

                  "Unit" means a unit into which the Notes are denominated.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and, except for purposes of Article VIII hereof, includes a check of the Company or a bank check payable in U.S. Legal Tender.


                  Section 1.2 Other Definitions. Terms not otherwise defined herein shall have the meanings assigned to them in the Notes. As used in this Indenture, the following terms shall have the meanings assigned in the Sections referred to opposite such terms below:


      Term                                         Defined in Section
      ----                                         ------------------

"Bankruptcy Default"..............................................6.1
"Bankruptcy Law"..................................................6.1
"Custodian".......................................................6.1
"Event of Default"................................................6.1
"Legal Holiday"..................................................10.7
"Paying Agent"....................................................2.3
"Registrar".......................................................2.3

            Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

            The following terms used in this Indenture and defined in the Trust Indenture Act have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder or a Noteholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company and any other obligor upon the Notes.

            All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act by reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings assigned to them.

            Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the date any determination hereunder is required;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular; and

                  (e) provisions apply to successive events and transactions.

                                   ARTICLE II

                                    THE NOTES


            Section 2.1 Form and Dating. The Notes shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication and shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, as determined by the Company.


            Section 2.2 Execution and Authentication. (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

                  (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.


                  (d) The Trustee shall authenticate Notes for original issue up to the total number of not more than 315,000 Units upon a written order of the Company signed by two Officers. The total number of Units represented by Notes outstanding at any time may not exceed that number except as provided in Section 2.7.


                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  (f) The Notes shall be issuable only in registered form and only in denominations of a whole Unit and integral multiples thereof.


            Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), subject to such reasonable regulation as the Company or the Registrar may prescribe, and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act and the relevant provisions of this Indenture and shall not otherwise be inconsistent with this Indenture. The Company or any Subsidiary of the Company may act in any such capacity. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. The Company may appoint and change any Paying Agent and Registrar or co-registrar at any time without notice.

            Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company or any other obligor upon the Notes in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

            Section 2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company or any other obligor upon the Notes shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.


            Section 2.6 Transfer and Exchange. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for Notes representing an equal number of Units in other denominations, the Registrar shall register the transfer or make the exchange if its or the Company's reasonable requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10 or 9.5.

            Notwithstanding the foregoing, the Company may restrict transfers as provided in the Notes.


            Section 2.7 Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Paying Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note lost, destroyed or wrongfully taken (including the fees and expenses of the Trustee).


            Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.


            Section 2.8 Outstanding Notes. The Notes outstanding at any time are all Notes authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.


            If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

            Subject to Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            Section 2.9 Treasury Notes. In determining whether the Holders of the required proportion of Units have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such obligor shall be disregarded (including for purposes of determining the number of outstanding Units); provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

            Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes.

            Section 2.11 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.


            Section 2.12 Cancellation. All notes surrendered for transfer, exchange, payment, redemption or cancellation shall be cancelled by the Trustee and destroyed. The Trustee shall deliver to the Company a certificate of destruction with respect thereto.


                                   ARTICLE III

                                    COVENANTS


            Section 3.1 Payment of Notes. The Company shall pay the amounts payable on the Notes on the dates and in the manner provided in the Notes. Payments shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money in immediately available funds sufficient to pay all amounts due under the Notes. For purposes of the Trustee's payment obligations hereunder, the Company's determination of amounts due under the Notes shall be final.


            Section 3.2 Commission Reports; Reports to Noteholders. (a) The Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 (other than Form 11-K) or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

                  (b) So long as the Notes remain outstanding, if the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Noteholders (no later than ten days after the date such materials are mailed to the Company's stockholders) at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto, to be so mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of its first three fiscal quarters. All financial statements delivered by the Company pursuant to this Subsection (b) shall be prepared in accordance with generally accepted accounting principles, consistently applied, and in the case of year-end financials, shall include either (i) if the Company's financial statements for such year were audited by independent certified public accountants, a copy of such auditor's report or (ii) if the Company's financial statements for such year were not audited, a certificate signed by an Officer certifying that the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of the Company as of the date of, or for the periods covered by, such financial statements. Upon the written request of the Trustee or any broker-dealer who wishes to publish, or submit for publication, any price quotation with respect to the Notes, the Company shall deliver promptly in writing the information called for by items (i) through (xiii) of
Section 15c2-11(a)(5) of the Exchange Act.

            Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 3.3 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate complying with Section 314(a)(4) of the Trust Indenture Act and stating whether or not the signers know of any Default that occurred during such fiscal year. If they do, the Officers' Certificate shall describe the Default and its status. Such compliance shall be determined without regard to periods of grace or notice requirements.

            Section 3.4 [Reserved]

            Section 3.5 Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and corporate franchise of the Company; provided, however, that the Company shall not be required to preserve any right or corporate franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

            Section 3.6 Covenant of Good Faith. The Company shall carry out the covenant of good faith contained in the Note.

                                   ARTICLE IV

                                   SUCCESSORS

            Section 4.1 When Company May Merge, etc. The Company shall not consolidate or merge with any other Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its assets, in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons unless (i) the Company is the surviving or continuing Person or the Person (if other than the Company) formed by such consolidation or merger or to which the assets of the Company are transferred and expressly assumes, by an indenture supplemental to this Indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; provided that the transactions contemplated by the Plan shall not constitute a consolidation or a merger which is subject to this Section 4.1. The Company shall deliver to the Trustee prior to the consummation of any consolidation, merger or transfer of assets involving the Company, an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transactions and such supplemental indenture comply with this Indenture.

            Section 4.2 Successor Corporation Substituted. Upon any consolidation, merger or transfer of assets involving the Company in accordance with Section 4.1, any successor Person formed by such consolidation or merger or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as an original party herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Notes, the Company shall be released from such obligations.

                                    ARTICLE V

                                   [RESERVED]


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES


            Section 6.1 Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of any amount specified in the Initial Certification, the Final Certification, the Initial Deemed

Certification or the Final Deemed Certification due on any Note when the same becomes due and payable and the default continues for a period of 30 days;


                  (b) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and the default continues for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of Notes representing at least 25% of the Units then outstanding as specified below;

                  (c) the Company, pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent, (ii) fails generally to pay its debts as they become due, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding, (v) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or of all or substantially all of its property or (vii) makes a general assignment for the benefit of its creditors; or


                  (d) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or a Custodian for all or substantially all of its property or (iii) orders the winding-up or liquidation of the Company; and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days (a "Bankruptcy Default").


            The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


            A Default under subsection 6.1(b) is not an Event of Default until the Trustee or the Holders of Notes representing at least 25% of the Units then outstanding notify the Company of the Default and the Company does not cure the Default within the period specified in such subsection after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Trustee if requested by the Holders of Notes representing at least 25% of the Units then outstanding.


            Notwithstanding any Provision of this Indenture, none of the transactions contemplated by the Plan shall constitute an Event of Default.

            Section 6.2 [Reserved]

            Section 6.3 Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payments payable on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.4 Waiver of Past Defaults. Subject to Sections 6.7 and 9.2, the Holders of Notes representing a majority of the Units then outstanding, by notice to the Trustee, may waive an existing Default and its consequences except a Default in the payment of the amounts payable on any Note. When a Default or Event of Default is waived, it is cured and ceases to exist.


            Section 6.5 Control by Majority. The Holders of Notes representing a majority of the Units then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


            Section 6.6 Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of Notes representing at least 25% of the Units then outstanding make a request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period, the Holders of Notes representing a majority of the Units then outstanding do not give the Trustee a direction inconsistent with the request.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

            Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other Provision of this Indenture, the right of any Holder of a Note to receive payment of amounts payable on the Note, on or after the respective due dates expressed in the Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.


            Section 6.8 Collection Suit by Trustee. If an Event of Default specified in subsection 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor upon the Notes for amounts due under the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.


            Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 7.7) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute it, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            first, to the Trustee for amounts due under Section 7.7;

            second, to Noteholders for amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
            third, to the Company or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any such payment to Noteholders in such manner and procedure as the Trustee deems appropriate.

            Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of Notes representing more than 10% of the Units then outstanding.

            Section 6.12 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which materially adversely affects the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

            Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                        (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                        (ii) In the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                        (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                        (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections 7.1(a), (b) and (c).

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.2 Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.


            Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement contained herein or in the Notes other than its certificates of authentication, all of which (except for the certificates of authentication) shall be taken as the statements of the Company.


            Section 7.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

            Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 1 beginning with May 1, 1998, the Trustee shall mail to each Noteholder to the extent required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

            A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

            Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.


            The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts payable on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in subsection 6.1(c) or (d) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The provisions of this Section shall survive the termination of this Indenture.

            Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company. The Holders of a majority of the Units may remove the Trustee by so notifying the removed Trustee and, with the Company's consent, may appoint a successor Trustee. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the Units may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            Section 7.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 7.10 Eligibility; Disqualification. This Indenture shall always have a trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall always have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act.

            Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

                                  ARTICLE VIII

                                   [RESERVED]


                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS


            Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes, in form satisfactory to the Company and the Trustee, without the consent of any Noteholder:


                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Article IV;

                  (c) to provide for uncertificated Notes in addition to certificated Notes;

                  (d) to make any change that does not adversely affect the rights of any Noteholder; or

                  (e) to comply with the Trust Indenture Act.

            Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement any provision of either this Indenture or the Notes with the written consent of the Holders of Notes representing a majority of the Units then outstanding without notice to any Noteholder. The Holders of a majority of the Units may waive compliance by the Company with any such provision without notice to any Noteholder. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

                  (a) change the due dates for payments on any Note;

                  (b) reduce the amounts payable on any Note or change the form of payment thereof;

                  (c) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

                  (d) reduce the percentage of Units whose Holders must consent to an amendment, supplement or waiver; or

                  (e) make any change in Sections 6.4 or 6.7 or this Section
9.2.

            Any amendment or supplement shall be effective upon certification to the Trustee by the Company or an agent of the Company that such amendment or supplement has been authorized by the Company and that the consent of the Holders of Notes representing a majority of the Units then outstanding has been obtained, unless such consents specify that they shall become effective at a later date, in which case such amendment or supplement shall become effective in accordance with the terms of such consent.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes or waiver of the provisions hereof or thereof shall comply with the Trust Indenture Act as then in effect.

            Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (e) of Section 9.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.


            Section 9.6 Trustee To Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

            Section 10.2 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                        Home Holdings Inc.
                        59 Maiden Lane
                        New York, New York 10038

                        Attention:  General Counsel
                  if to the Trustee:


                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware 19890-0001

                        Attention:  Corporate Trust Trustee
                                    Administration

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if facsimiled; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication to a Noteholder shall be mailed by first-class mail or other equivalent means to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

            All notices or communications shall be in writing.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

            Section 10.3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

            Section 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each party making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such party, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such party, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

            Section 10.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 10.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open either in New York City or in the city where the principal corporate trust office of the Trustee is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            Section 10.8 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation and if any liability does exist, such liability is waived and released as provided in the Notes.

            Section 10.9 Duplicate Originals. The Parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


            Section 10.10 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflicts of laws rules thereof which would result in the application of the laws of any other jurisdiction. The Company hereby irrevocably submits to the jurisdiction of any federal or New York State court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relation to this Indenture, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.


            Section 10.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 10.12 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 10.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the date first above written.


                                       HOME HOLDINGS INC.,
                                           as Issuer



                                       By:____________________________________
                                          Name:
                                          Title:


                                       WILMINGTON TRUST COMPANY


                                       By:____________________________________
                                          Name:
                                          Title:

                                                                       Exhibit A


                 [Form of Earn Out Note Series I to be attached]

                            EARN OUT NOTES, SERIES I

                                    EXHIBIT A

                                 (Face of Note)

REGISTERED                                                  CUSIP No.__________

No.                                                    Number of Units: ________

                               HOME HOLDINGS INC.

                             Earn Out Note, Series I

            Home Holdings Inc., a Delaware corporation (the "Company"), for value received, promises to pay to _______________, or registered assigns, the amounts payable on ________ Units on the dates and to the Persons specified on the reverse hereof.

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof.

            Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                       HOME HOLDINGS INC.


                                       By:_____________________________
                                           Name:
                                           Title:


                                       By:______________________________
                                            Name:
                                            Title:

                                       (SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


Dated:


            This is one of the Notes described in the within-mentioned indenture.



WILMINGTON TRUST COMPANY

       Trustee



By:_______________________
   Authorized Signatory

                                 (Back of Note)

                              [HOME HOLDINGS INC.]

                             Earn Out Note, Series I

            1. Definitions. As used in this Note, the following terms shall have the following meanings:

                  "Accrual Period" with respect to a Payment Date shall mean the period commencing on the day following the Initial Certification Date of the year preceding the year in which the Payment Date occurs and ending on the Initial Certification Date of the year in which the Payment Date occurs.

                  "Accruals" means Initial Accruals, Final Accruals and Interest Accruals.

                  "Actual Payment" means any actual payment made with respect to the Note pursuant to Sections 2 and 3 herein.

                  "Adjusted Taxable Income" means taxable income (as defined in Section 63 of the Code or, in the case of a consolidated group as defined in Treas. Reg. ss. 1.1502-1(h), Treas. Reg. ss. 1.1502-11) of the Home Group, excluding income against which the Specified NOL Carryovers may not be offset by reason of Treas. Reg. ss. 1.1502-21T or any successor provision of the Treasury Regulations, determined without taking into account any deduction for the Specified NOL Carryovers.

                  "Adjusted Treasury Rate" with respect to a Taxable Year means the sum of (i) the annual yield reported on page PXI of the Bloomberg Financial Market Services Screen for the off-the-run 5-year Treasury Note on the Payment Date with respect to such Taxable Year and (ii) 35 basis points.


                  "Aggregate Sharing Percentage" means 52% plus [(.52 * the sum of the number of Units held in the Reserve and the number of Units issued from the Reserve)/315,000].

                  "Allocated Participation" means, with respect to a Taxable Year of the Company, the Aggregate Sharing Percentage of the Tax Savings (including Tax Savings arising with respect to Deemed Taxable Income) for such year.


                  "Business Day" means a day that is not a Legal Holiday.

                  "Change of Law" means a change in any federal, state or local statute, unappealable and final court decision, regulation, ruling or other administrative practice or order, or any lapse or reinterpretation of existing law.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and references to Sections of the Code shall be deemed to include successor provisions of the Code or any successor statute.


                  "Company" means Home Holdings Inc., a Delaware corporation or, in the event that Home Holdings Inc. merges with another entity in which Home Holdings Inc. is not the surviving entity, Company shall, from and after the date of such merger, mean the successor to Home Holdings Inc. in such merger or, except for purposes of Section 15 hereof and Section 4.3 of the Indenture, if such successor is an entity that is disregarded as an entity separate from its owner for Federal income tax purposes, the owner of such entity.


                  "Cumulative Accruals" has the meaning given to such term in
Section 2(c).

                  "Cumulative Adjusted Taxable Income of the Home Group" as of any date shall mean the sum of the Adjusted Taxable Income of the Home Group (from time to time) for each Taxable Year from the Taxable Year that includes the Effective Date through such date.

                  "Cumulative Target Payment Date Accruals" has the meaning given to such term in Section 3(c)(iii).

                  "Deemed Accrual" means any amount that accrues pursuant to
Section 3(c) hereof.


                  "Deemed Tax Savings" has the meaning given such term in
Section 3(c)(i)A).


                  "Deemed Taxable Income" has the meaning given such term in
Section 3(c)(i)(A).

                  "Effective Date" means the date on which the Plan becomes effective.

                  "Final Accrual" with respect to a Taxable Year has the meaning given to such term in Section 2(b)(ii).

                  "Final Certification" with respect to the Tax Savings for a Taxable Year has the meaning given to such term in Section 2(a)(ii).

                  "Final Certification Date" with respect to the Tax Savings for a Taxable Year has the meaning given to such term in Section 2(a)(ii).

                  "Final Deemed Accrual" with respect to a Target has the meaning given to such term in Section 3(c)(ii)(B).

                  "Final Deemed Certification" with respect to a Target has the meaning given to such term in Section 3(c)(i)(B).

                  "Final Deemed Certification Date" with respect to a Target has the meaning given to such term in Section 3(c)(i)(B).

                  "Final Determination" means, with regard to any federal tax, a determination as defined in Section 1313(a) of the Code; with respect to any other tax, a "Final Determination" means any final determination of liability in respect of tax, which, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, and shall include the payment of tax by the Company with respect to any item disallowed by any taxing authority.

                  "Final Payment Date" with respect to a Taxable Year means October 15 following the Final Certification Date with respect to such Taxable Year.

                  "Final Target Payment Date" with respect to a Target Date means October 15 following the Final Deemed Certification Date with respect to such Target Date.

                  "First Target" has the meaning given to such term in Section 3(b)(i).

                  "First Target Date" has the meaning given to such term in
Section 3(b)(i).

                  "Fourth Target" has the meaning given to such term in Section 3(b)(v).

                  "Fourth Target Date" was the meaning given such term in
Section 3(b)(v).

                  "Holder" means a person in whose name a Note is registered.

                  "Home Group" means the Company, and, with respect to any period for which it joins in filing consolidated returns for Federal income tax purposes, the consolidated group (as defined in Treas. Reg. Section 1.1502-1(h)) of which the Company is a member.

                  "Indenture" has the meaning given to such term in Section 8.

                  "Initial Accrual" with respect to a Taxable Year has the meaning given to such term in Section 2(b)(i).

                  "Initial Certification" with respect to the Tax Savings as preliminarily calculated for a Taxable Year has the meaning given to such term in Section 2(a)(i).

                  "Initial Certification Date" with respect to the Tax Savings as preliminarily calculated for a Taxable Year has the meaning given to such term in Section 2(a)(i).

                  "Initial Deemed Accrual" with respect to a Target has the meaning given to such term in Section 3(c)(ii)(A).

                  "Initial Deemed Certification" with respect to a Target has the meaning given such term in Section 3(c)(i)(A).

                  "Initial Deemed Certification Date" with respect to a Target has the meaning given to such term in Section 3(c)(i)(A).

                  "Initial Target Payment Date" with respect to a Target Date means October 15 following the Initial Deemed Certification Date with respect to such Target Date.

                  "Interest Accrual" has the meaning given to such term in
Section 2(b)(ii).

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open either in New York City or in the city where a Payment on the Note is to be made.

                  "Material Change of Law" means a Change of Law that prohibits or effectively proscribes the Zurich Group from conducting its business in the United States of America.

                  "Note" or "Notes" as used herein shall refer to the Company's Earn Out Notes, Series I.

                  "Payment Date" means October 15 of each year.


                  "Plan" means the Revised Third Amended and Restated Plan of Reorganization of the Company dated June 3, 1998 under Chapter 11 of

Title 11 of the United States Code, Case No. 98 B 40319 (JHG), as amended, modified and supplemented.


                  "Pro Rata Allocated Participation Allocation" means the Allocated Participation multiplied by a fraction where the numerator is equal to the number of units represented by this Note and the denominator is equal to 315,000 plus any additional units issued for the Reserve.

                  "Reserve" means the Reserve established under Section 5.3(h)(i) of the Plan.


                  "Second Target" has the meaning given such term in Section 3(b)(iii).

                  "Second Target Date" has the meaning given such term in
Section 3(b)(iii).

                  "Specified NOL Carryovers" shall mean the aggregate net operating loss carryovers, as described in Section 172 of the Code and any corresponding state and local income tax provisions, as the case may be, available to the Company immediately after the Effective Date as set forth in the Plan adjusted to take into account further reductions required as a result of consummation of the Plan, including those reductions required pursuant to Sections 108(b) and 382(l)(5) of the Code.

                  "Statute of Limitations" means the statutory period of assessment for Federal taxes of the Company as set forth in Section 6501 of the Code, and any corresponding provisions of state and local tax law.

                  "Supplemental First Target" has the meaning given such term in
Section 3(b)(ii).

                  "Supplemental First Target Date" has the meaning given such term in Section 3(b)(ii).

                  "Target" has the meaning given to such term in Sections 3(a) and (b).

                  "Target Date" means a date on which the First, Supplemental First, Second, Third or Fourth Target occurs, as set forth in Section 3(b).

                  "Target Interest Accrual" has the meaning given such term in
Section 3(c)(ii)(B).

                  "Target Payment" has the meaning given such term in Section 3(c).

                  "Target Payment Date" with respect to a Target has the meaning given such term in Section 3(c)(iii).

                  "Target Payment Date Accruals" with respect to a Target Payment Date has the meaning given such term in Section 3(c)(iii).

                  "Tax Returns" means, with respect to a Taxable Year of the Company, the Federal, state and local income tax returns of the Company filed with respect to such Taxable Year.

                  "Tax Savings" means, with respect to a Taxable Year of the Company, the excess, if any, of (i) the Federal, state and local income taxes that would have been payable by the Home Group if no deduction for the Specified NOL Carryovers were available over (ii) actual Federal, state and local income taxes payable by the Home Group in such Taxable Year. For this purpose, the term "income taxes" shall include franchise taxes, alternative minimum taxes, and other similar taxes.

                  "Taxable Year" means a taxable year of the Home Group that ends after the Effective Date.

                  "Third Target" has the meaning given such term in Section 3(b)(iv).

                  "Third Target Date" has the meaning given such term in Section 3(b)(iv).

                  "Treas. Reg." means the Treasury Regulations promulgated under the Code.

                  "Zurich Group" means the affiliated group of which Zurich Insurance Company is the common parent. For this purpose, "affiliated group" has the meaning given such term in Section 1504(a) of the Code (determined without regard to the exceptions contained in Section 1504(b) of the Code).

            2. Payments to Noteholders with respect to Tax Savings. The Company promises to make payments on this Note in the amounts and at the times specified in this Section.

                  (a) Computation And Certification of Tax Savings. The Tax Savings shall be computed and certified as follows:

                        (i) For each Taxable Year, the Company shall make a preliminary calculation of all Tax Savings for such Taxable Year based upon the Tax Returns as filed, and on or before September 25 of the year following such Taxable Year, or on the next Business day if such date is a Legal Holiday (an "Initial Certification Date"), the Chief Financial Officer of the Company shall make an initial certification substantially in the form attached hereto as Exhibit 1 (an "Initial Certification") of such Tax Savings as so preliminarily calculated; and

                        (ii) For each Taxable Year with respect to which an Initial Certification was made, within 10 days of the earlier to occur of
      (A) the expiration of the Statute of Limitations with respect to all Tax Returns to which the Initial Certification related and (B) a Final Determination with respect to all Tax Savings to which the Initial Certification related with respect to which the Statute of Limitations has not expired (such earlier date, the "Final Certification Date"), the Chief Financial Officer shall calculate the Tax Savings as finally determined, and shall make a certification substantially in the form attached hereto as Exhibit 2 (a "Final Certification") of such Tax Savings.

                  (b) Accruals. With respect to the taxable income of the Company for each Taxable Year, the Company will, subject to the provisions of
Section 2(d) hereof, accrue the following amounts with respect to this Note to be treated in accordance with the payment provisions of this Section:

                        (i) on the Initial Certification Date for each Taxable Year, subject to Section 2(d), the Company shall accrue an amount equal to
      (A) 35% of the Pro Rata Allocated Participation covered by such Initial Certification if, and to the extent that the Cumulative Adjusted Taxable Income of the Home Group is less than or equal to $200 million and (B) 20% of the Pro Rata Allocated Participation covered by such Initial Certification thereafter (the "Initial Accrual" with respect to such taxable year); and


                        (ii) on the Final Certification Date with respect to any Taxable Year, the Company shall accrue (x) an amount equal to the Pro Rata Allocated Participation covered by such Final Certification minus the Pro Rata Allocated Participation covered by the corresponding Initial Accrual with respect to such Taxable Year (each a "Final Accrual", and collectively, "Final Accruals") plus (y) interest thereon at the Adjusted Treasury Rate with respect to such Taxable Year compounded annually from the Payment Date through the Final Payment Date with respect to such Taxable Year (each, an "Interest Accrual" and collectively, "Interest Accruals").

                  (c) Payments. On each Payment Date, the Company shall make a payment with respect to the Note in an amount equal to the excess, if any, of
(i) the sum of (A) the Initial Accruals and Final Accruals pursuant to Section 2(b) (but not including Deemed Accruals, if any, with respect to Section 3(c)) that occur on or before September 25 of the year in which the Payment Date occurs and (B) Interest Accruals with respect to Final Accruals described in clause (c)(i)(A) that occur on or before September 25 of the year in which the Payment Date occurs (the "Cumulative Accruals") through and including the Payment Date over (ii) the total amount of Actual Payments previously made with respect to the Note.

                  (d) Suspension of Accruals Due to Challenges. In the event that the Internal Revenue Service (or, if applicable, any state or local taxing authority) issues a notice of proposed adjustment (or any procedurally later notice, such as a notice of proposed deficiency or a notice of deficiency) which, if sustained, would disallow all or any portion of the Tax Savings (including any Tax Savings that, but for this paragraph, would be taken into account pursuant to Section 2 or treated under Section 3 hereof as arising with respect to Deemed Taxable Income) for a Taxable Year, Initial Accruals and Initial Deemed Accruals (pursuant to Section 2(b) or 3(c), as the case may be) and related payments with respect to such challenged Tax Savings and any correlative amounts for other Taxable Years may, at the option of the Company, be suspended in their entirety until the Company receives a Final Determination with respect to the challenged Tax Savings to which the Initial Accruals or Initial Deemed Accruals relate; provided, however, that with respect to Tax Savings relating to the first $200 million of Cumulative Adjusted Taxable Income of the Home Group, Initial Accruals will not be suspended but shall be reduced to 20% of the Pro Rata Allocated Participation until the Company receives a Final Determination regarding such Tax Savings (at which time such Initial Accruals shall be made taking into account such Final Determination), provided, further, that the amount of any payment that is deferred by reason of this
Section 2(d) shall be increased by interest at the Adjusted Treasury Rate on the amount of such payment as finally determined for the period of the suspension, and provided, further, that this section shall not give the Company any right to reclaim any payments previously made with respect to Initial Accruals that the Company has not suspended.

                  (e) Penalty Interest. In the event that any payment due hereunder is not made when due for any reason other than those set forth in
Section 2(d), the Company shall pay interest thereon at a rate of 8.31%, accruing from the Payment Date to the date on which such payment is actually made.

            3. Minimum Cumulative Income Targets and Adjustments Thereto; Deemed Accruals.

                  (a) Upon the terms and subject to the conditions set forth herein and in the Indenture, the Company agrees to utilize its best efforts to cause the Home Group to generate, after the Effective Date, Cumulative Adjusted Taxable

Income in amounts that are at least equal to the Minimum Cumulative Operating Income Targets (the "Targets") set forth in (b) below.

                  (b) Targets. Subject to Section 3(d) below, the Targets are as follows:

                        (i) From the Effective Date through December 31, 2000, Cumulative Adjusted Taxable Income in an amount equal to (A) $200 million multiplied by (B) a fraction, (x) the numerator of which is 731 minus the excess of (i) the number of days after March 31, 1998 that the Effective Date occurs over (ii) the number of days after May 1, 1998 that the Confirmation Date occurs, and (y) the denominator of which is 731 (the "First Target");

                        (ii) $200 million of Cumulative Adjusted Taxable Income (the "Supplemental First Target") from the Effective Date through December 31, 2001 (the "Supplemental First Target Date");

                        (iii) $400 million of Cumulative Adjusted Taxable Income (the "Second Target") from the Effective Date through the end of the first Taxable Year ending with or after the fifty-seventh month after the Effective Date (the "Second Target Date");

                        (iv) $700 million of Cumulative Adjusted Taxable Income (the "Third Target") from the Effective Date through the end of first Taxable Year ending with or after the ninety-third month after the Effective Date (the "Third Target Date");(1) and

                        (v) Cumulative Adjusted Taxable Income in an amount equal to the lesser of $1 billion and 90% of the amount of Specified NOL Carryovers (the "Fourth Target") from the Effective Date through the last year of the NOL carryforward period of the Specified NOL Carryovers (the "Fourth Target Date").(2)

                  (c) Target Payments. In the event that Cumulative Adjusted Taxable Income of the Home Group through and including a Target Date is less than the applicable Target, the sole remedy for the Holder shall be to receive a payment on the Note (each a "Target Payment" and collectively "Target Payments") determined as set forth below; provided that no payment shall be due pursuant to this

----------
(1) Based on the current estimated amount of Specified NOL Carryovers, the Third Target will effectively be reduced.

(2) Based on the current estimated amount of Specified NOL Carryovers, the Fourth Target will not be operative.

Section 3(c), and the Holder will have no remedy, in the event that a Target is not met by reason of a Material Change in Law. No accruals or payments shall be made pursuant to this Section 3(c) with respect to a Target if the Cumulative Adjusted Taxable Income of the Home Group through and including a Target Date is at least equal to such Target.


                        (i) Certification of Deemed Tax Savings. The Deemed Tax Savings (as such term is defined below) for purposes of determining the amount of any Target Payment shall be calculated as follows:



                        (A) On the Initial Certification Date following each Target Date for which the Target is not met (an "Initial Deemed Certification Date"), subject to Section 2(d), the Chief Financial Officer shall make an initial certification in substantially the form attached hereto as Exhibit 3 (an "Initial Deemed Certificate") of the Deemed Tax Savings for the Taxable Year ended on such Target Date (an "Initial Deemed Certification") in an amount equal to the amount that the Tax Savings would have been (the "Deemed Tax Savings" with respect to such Target Date) if the Adjusted Taxable Income of the Home Group for the Taxable Year ending on such Target Date were equal to the excess, if any, of (x) the Target for such Target Date over (y) the Cumulative Adjusted Taxable Income of the Home Group from the Effective Date through the end of the Taxable Year of the Home Group immediately preceding the Taxable Year ending on such Target Date (such excess with respect to such Target Date, the "Deemed Taxable Income").



                        (B) For each Taxable Year for which an Initial Deemed Certification was made, on a date (the "Final Deemed Certification Date") not later than the date 10 days after the earlier to occur of: (x) the expiration of the Statute of Limitations with respect to all Tax Returns for such Taxable Year; or (y) a Final Determination with respect to the Specified NOL Carryovers that were deemed utilized in calculating the Initial Deemed Certification with respect to such Target Date; (a "Final Deemed Certification Date"), the Chief Financial Officer shall calculate the Deemed Tax Savings with respect to such Target Date as finally determined, and shall make a certification in substantially the form attached hereto as Exhibit 4 (a "Final Deemed Certification") of such Deemed Tax Savings; provided, however, in the event that a Final Determination has previously occurred with respect to any later Taxable Year(s), the Deemed Tax Savings as finally determined with respect to the relevant Target Date shall be redetermined and reduced to the amount that would have been so determined if the Deemed Taxable Income with respect to such Target Date were reduced by an amount equal to the actual Adjusted Taxable Income for such later Taxable Year(s).


                        (C) Characteristics of Deemed Income. Deemed Taxable Income with respect to a Target Date shall be deemed to have the following characteristics for purposes of Section 3(c):

                        (x) to the extent of the actual Adjusted Taxable Income for the taxable year that ends on the Target Date, the same characteristics as such actual Adjusted Taxable Income; and

                        (y) to the extent in excess of the amount described in clause (x), the same characteristics as the actual income of the Home Group from the Effective Date through the relevant Target Date.

For avoidance of doubt, characteristics shall mean all characteristics relevant to the taxation of an item of income, including, but not limited to, any characteristics that may be relevant to the ability of The Home Group to utilize the Specified NOL Carryovers to offset such item of income.

                        (ii) Accruals. Solely for purposes of this Section 3(c), for any Taxable Year that includes a Target Date, the Company will accrue the following amounts with respect to this Note:

                        (A) on the Initial Deemed Certification Date with respect to a Target Date, the Company shall, subject to the provisions of
Section 2(d), accrue an amount equal to the Pro Rata Allocated Participation of the amount that such Initial Accrual would have been if the Adjusted Taxable Income for the Target Year had equaled the Deemed Taxable Income with respect to such Target Date (each an "Initial Deemed Accrual" and collectively, "Initial Deemed Accruals");


                        (B) on the Final Deemed Certification Date with respect to any Target Date, the Company shall accrue (x) an amount equal to the Pro Rata Allocated Participation of the amount that such Final Accrual would have been if the Adjusted Taxable Income for the Target Year had equaled the Deemed Taxable Income with respect to such Target Date (determined after taking into account the proviso in clause 3(c)(i)(B) hereof), (each a "Final Deemed Accrual" and collectively, "Final Deemed Accruals") plus (y) interest thereon at the Adjusted Treasury Rate compounded annually with respect to such Target Date from the Initial Target Payment Date with respect to such Target Date through the Final Target Payment Date with respect to such Target Date (each, a "Target Interest Accrual" and collectively, "Target Interest Accruals"). For purposes of calculating Target Interest Accruals under this Section 3(c)(ii)(B), to the extent that any redetermination and reduction of Deemed Taxable Income has been made pursuant to the proviso in Section 3(c)(i)(B) (the "Proviso"), the Target Interest Accrual shall be determined (i) without regard to such redetermination and reduction of Deemed Taxable Income for the period from the Payment Date for such Target Year through the Payment Date for the later Taxable Year referred to in the Proviso, and (ii) taking into account such redetermination and reduction thereafter.

                        (iii) Payments. On each Payment Date with respect to which an Initial Deemed Accrual or Final Deemed Accrual shall have occurred pursuant to Section 3(b) hereof during the Accrual Period with respect to such Payment Date (a "Target Payment Date"; such accruals with respect to a Target Payment Date, the "Target Payment Date Accruals") the Company shall make a payment with respect to the Note in an amount equal to the excess, if any, of
(A) the sum of (x) the Target Payment Date Accruals with respect to such Target Payment Date and the Target Interest Accruals relating thereto plus (y) all Initial Accruals and Final Accruals that occurred pursuant to Section 2 hereof on or before September 25 preceding the Payment Date other than Initial or Final Accruals that correspond to such Target Payment Date Accruals, together with any related Interest Accruals (the "Cumulative Target Payment Date Accruals") with respect to such Target Payment Date, over (B) the sum of (x) all Actual Payments previously made with respect to the Note and (y) any Payments due pursuant to
Section 2 on such Payment Date with respect to the Note. For avoidance of doubt, a Target Payment Date Accrual corresponds to an Initial Accrual or a Final Accrual, as the case may be, if it is an Initial Deemed Accrual or Final Deemed Accrual, as the case may be, that is calculated with respect to the same taxable year as the Initial Accrual or Final Accrual, respectively.

                  (d) Reduction of Targets. In the event of the disallowance, in whole or in part, of the deductibility of the Specified NOL Carryovers, or if, as a result of a Change of Law, the deductibility of the Specified NOL Carryovers is limited, any Target that exceeds the amount of Specified NOL Carryovers that can be utilized by the Company to offset its income will be adjusted so that it does not exceed such amount of Specified NOL Carryovers. In addition, if at any time any Target otherwise exceeds the total amount of Specified NOL Carryovers available to the Company to offset its income, such Target will be reduced so that it does not exceed such amount of Specified NOL Carryovers.

                  (e) Deemed Specified NOL Carryovers. In the event that the Home Group fails to generate any Adjusted Taxable Income, for purposes of calculating Target Payments due under this Section 3, the amount of the Specified NOL Carryovers shall be deemed to equal the amount shown as such on the Tax Returns of the Company for the first Taxable Year ending after the Effective Date.

            4. Accruals Following an Ownership Change Caused by Transfers of Common Stock. In the event that holders of Common Stock of the Company transfer more than 20% of such stock during the first two years following the Effective Date, or any such stock thereafter, and such transfer causes an ownership change within the meaning of Section 382 of the Code, the Company shall make payments with respect to this Note with respect to the First, Supplemental First, Second, Third and Fourth Target Dates, as applicable, that are no less than the amounts that would have been due if such ownership change had not occurred, and, subject to a Material Change of Law, taxable income in the taxable year ending on the relevant Target Date before deducting the Specified NOL Carryovers equaled the excess of the respective Target (where appropriate) for such year over the amount of taxable income with respect to which the Tax Savings have previously been taken into account.

            5. Method of Payment. The Company will make payments on this Note to a registered Holder of each Note as of the close of business on the date preceding any date on which a payment is to be made. The Company will make payments in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make payments by check payable in such money. It may mail a payment check to a Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period. Amounts payable under the Notes shall be calculated based upon the Pro Rata Allocated Participation Allocation of a single unit of Notes (rounded to the nearest $0.01).

            6. Covenant of Good Faith. In the preparation of the Tax Returns of the Home Group or any proceeding related thereto, the Company will seek realization of Tax Savings relating to the Specified NOL Carryovers in good faith, provided however, that this covenant shall not give any Noteholders or any other person any rights with respect to the preparation or filing of any Tax Returns of the Home Group or the conduct of any proceeding with respect thereto or any rights to confidential information of the Home Group or its affiliates.


            7. Paying Agent and Registrar. Initially, Wilmington Trust Company, a Delaware bank and trust company (the "Trustee"), Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent and Registrar or Co-Registrar at any time without notice. The Company or any Subsidiary of the Company may act in any such capacity.

            8. Indenture. The Company issued this Note under an Indenture dated as of July __, 1998 (the "Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. This
Note is subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Indenture. The Notes are obligations of the Company limited, in the aggregate, to the Allocated Participation of the Tax Savings (based upon the Specified NOL Carryovers).

            9. No Sinking Fund. The Notes do not provide for any mandatory sinking fund.

            10. Denominations, Transfer, Exchange. The Notes are in registered form denominated in integral numbers of Units. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

            11. Transfer of Notes. The Notes will be transferable by Holders at all times to the extent permitted by applicable securities laws; provided, however, that the Company shall have the right to instruct the Trustee not to register a proposed transfer of a Note if the Company has received a written opinion of its counsel (a copy of which shall be delivered to the Trustee) to the effect that such proposed transfer would cause an ownership change of the Company within the meaning of Section 382(g) of the Code, and any such transfer shall be deemed void ab initio.

            12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            13. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority of the Units then outstanding, and any existing Default may be waived with the consent of the Holders of the Notes representing a majority of the Units then outstanding. Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders, to provide for uncertificated Notes in addition to certificated Notes, to make any change that does not adversely affect the rights of any Holder or to comply with the Trust Indenture Act.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to, among other things, consolidate with or merge with or into any other Person or transfer all or substantially all its properties and assets to another Person.


            15. Successor Corporation. When a successor corporation or the Parent (as defined in the Indenture) assumes all of the obligations of the Company under the Notes and the Indenture and the transaction complies with the terms of Article IV of the Indenture, the Company will be released from those obligations.


            16. Defaults and Remedies. Under the Indenture, an Event of Default occurs if the Company defaults in the payment of amounts due on any Note when the same becomes due and payable and the default continues for a period of ___ days [certain events of bankruptcy or insolvency of the Company, provided, however, that none of the transactions contemplated by the Reorganization Plan shall constitute an Event of Default]. The Company must furnish an annual compliance certificate to the Trustee.

            17. Expiration. The Notes shall expire upon the final payment made by the Company to the Holders with respect to the last Taxable Year of the NOL carryforward period of the Specified NOL Carryovers if, but only if, all payments required hereunder with respect to prior Taxable Years, together with interest accrued thereon, have been paid in full.

            18. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            20. Unclaimed Money. If money for the payment of amounts due under the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company (unless an abandoned property law designates another person) and not to the Trustee for payment.

            21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= as tenants in common), TEN ENT (= as tenants by the entireties), JT TEN (= as joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


            22. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR

PROCEEDING ARISING OUT OF OR RELATION TO THE INDENTURE OR THE NOTES, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

ASSIGNMENT FORM

To assign this Note, fill in the form below: I or we assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date:____________________     Your Signature ___________________________________

                                       (Sign exactly as your name appears on the other side of this security)


                                       _________________________________________
                                       Signature Guarantee

                                    EXHIBIT 1


                            EARN OUT NOTES, SERIES I

                               FORM OF CERTIFICATE
                      INITIAL CERTIFICATION OF TAX SAVINGS

            I, [                 ], the Chief Financial Officer of Home Holdings
Inc., a Delaware corporation (the "Company"), do hereby certify in such capacity and on behalf of the Company, in my capacity as Chief Financial Officer of the Company, that:

(i) The amount of the Tax Savings of the Company based on the Company's Tax Returns as filed, as determined under Section 2(a) of the Note, for the
      Taxable Year ended [            ] equals $_________.

(ii) The aggregate amount of Cumulative Accruals, as determined under Section 2(c) of the Note, with respect to the Notes to date equals $_________.

(iii) The aggregate amount of Actual Payments previously made by Company with respect to the Notes equals $_________.

(iv)  The net Payment due pursuant to Section 2 of the Note for the Taxable Year
      ended [         ] equals $_______ (Line 2 minus Line 3), or $_______ per
      Unit.


Dated: ______________


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 2


                            EARN OUT NOTES, SERIES I

                               FORM OF CERTIFICATE
                       FINAL CERTIFICATION OF TAX SAVINGS


            I, [         ], the Chief Financial Officer of Home Holdings Inc., a
Delaware corporation (the "Company"), do hereby certify in such capacity and on behalf of the Company, in my capacity as Chief Financial Officer of the Company, that:

(v) The amount of the Tax Savings of the Company based on the Company's Tax Returns as filed, as finally determined under Section 2(a) of the Note, for the Taxable Year to which this Final Certification relates, the
       Taxable Year ended [             ], equals $________.

(vi) The aggregate amount of Cumulative Accruals, as determined under Section 2(c) of the Note (which includes all Interest Accruals that correspond to the Tax Savings to which this Final Certification relates), with respect to the Notes equals $_______.

(vii) The aggregate amount of Actual Payments previously made by the Company with respect to the Notes equals $_______.

(viii) The net Payment due pursuant to Section 2(c) of the Note for the Taxable
       Year ended [       ] equals $_______ (Line 2 minus Line 3), or $_______
       per Unit.


Dated:  ______________


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 3


                            EARN OUT NOTES, SERIES I

                               FORM OF CERTIFICATE
                   INITIAL CERTIFICATION OF DEEMED TAX SAVINGS

            I, [              ], the Chief Financial Officer of Home Holdings,
Inc., a Delaware corporation (the "Company"), do hereby certify in such capacity and on behalf of the Company, in my capacity as Chief Financial Officer of the Company, that:

(ix) The amount of the Deemed Tax Savings of the Company based on the Company's Tax Returns as filed, as determined under Section 3(c) of the
       Note, for the Taxable Year ended [          ] equals $_________.

(x) The aggregate amount of Cumulative Target Payment Date Accruals, as determined under Section 3(c) of the Note, with respect to the Notes equals $________.

(xi) The aggregate amount of the Actual Payments previously made by Company with respect to the Notes equals $_________.

(xii) The amount of the simultaneous Payments to be made pursuant to Section 2 of the Note with respect to actual Tax Savings of the Company for the
       Taxable Year ended [         ] equals $_________.

(xiii) The net Target Payment due pursuant to Section 3(c) of the Note for the
       Taxable Year ended [          ] (Line 2 minus the sum of Lines 3 and 4)
       equals $_______; or $_______ per Unit.


Dated:  ______________


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 4

                            EARN OUT NOTES, SERIES I

                               FORM OF CERTIFICATE
                    FINAL CERTIFICATION OF DEEMED TAX SAVINGS

            I, [         ], the Chief Financial Officer of Home Holdings Inc., a
Delaware corporation (the "Company"), do hereby certify in such capacity and on behalf of the Company, in my capacity as Chief Financial Officer of the Company, that:

(xiv) The amount of the Deemed Tax Savings of the Company based on the Company's Tax Returns as filed, as determined in accordance with Section 3(c) of the Note for the Taxable Year to which this Final Deemed
       Certification relates, the Taxable Year ended [         ], equals
       $__________.

(xv) The aggregate amount of Cumulative Target Payment Date Accruals, as determined under Section 3(c) of the Note (which include Target Interest Accruals that correspond to the Deemed Tax Savings to which this Final Certification relates), with respect to the Notes equals $_______.

(xvi) The aggregate amount of Actual Payments made by the Company with respect to the Notes equals $_______.

(xvii) The amount of the simultaneous Payments to be made pursuant to Section 2 of the Note with respect to actual Tax Savings of the Company for the
       Taxable Year ended [            ] equals $__________.

(xviii) The net Target Payment due pursuant to Section 3(c) of the Note for the
        Taxable Year ended [           ] (Line 2 minus the sum of Lines 3 and 4)
        equals $_______, or $_______ per Unit.


Dated: ______________


                                       By:______________________________________
                                          Name:
                                          Title: